PROMISSORY NOTE

$31,567,644.36    August 7, 2013

FOR VALUE RECEIVED, the undersigned, WWE JET SERVICES, INC., (“Borrower”), unconditionally promises to pay to the order of RBS ASSET FINANCE, INC. (“Lender”) the principal sum of Thirty One Million Five Hundred and Sixty Seven Thousand, Six Hundred and Forty Four, 36/100 Dollars ($31,567,644.36), which is the Original Principal Amount of the Loan made by Lender on the date hereof pursuant to that certain Loan and Aircraft Security Agreement (S/N 9245) dated as of August 7, 2013 (together with any and all amendments or supplements thereto, the “Agreement”) between Borrower and Lender. Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Agreement.

Principal and interest shall be payable on each payment date in installments as set forth on Schedule A hereto, (each such date, a “Payment Date”) with a final installment (in the amount necessary to pay in full this Note) due and payable on August 7, 2020, (the “Stated Maturity Date”) for this Note and the Loan, or earlier upon acceleration pursuant to the terms of the Agreement. Except as otherwise provided in the Agreement, interest shall accrue on this Note at a rate per annum equal to 2.18%.

Payments of both principal and interest are to be made without set-off or counterclaim in lawful money of the United States of America in same day or immediately available funds to the account designated by Lender pursuant to the Agreement.

Time is of the essence as to all installments, payments or any other obligations. In the event any installment or payment due under this Note or any other obligation required under the Loan Documents is not paid within five (5) days of the due date, Lender may collect, and Borrower agrees to pay, an amount equal to five percent (5.0%) of the payment amount due Lender (“hereinafter this amount shall be referred to as the “Late Charge”). In addition to, and not in lieu of, the Late Charge, if any installment, payment, obligation, or any other amount due under this Note or any Loan Document is thirty (30) or more days past the due date, Lender may collect on such amounts, and Borrower agrees to pay (with or without notice or the declaration of an Event of Default) interest on such delinquent amounts at a per annum rate of interest equal to three percent (3.0%) in excess of the rate of interest otherwise applicable hereto (the “Default Rate”). The application of the Default Rate to any installment, payment, obligation or amount owing under the Note or Loan Documents shall not negate or limit Lender’s ability to charge and collect a Late Charge on subsequent installments, payments or obligations as they become five (5) days past due; provided, however, in all cases the collection of the Late Charge and/or Default Rate interest shall be limited to the lawful maximum.

Borrower may prepay this Note only (1) in accordance with the terms of the Agreement and as set forth below and (2) after the second anniversary of the date hereof, provided that (a) Borrower shall give Lender not less than thirty (30) days advance written notice of any such prepayment, (b) such prepayment shall occur on a Payment Date, and be in whole but not in part, and (c) in connection with any such prepayment, Borrower shall pay to Lender the applicable Prepayment Fee equal to the principal balance multiplied by the applicable percentage set forth below:

Date of Prepayment	Percentage
Prior to 2nd annual anniversary	N/A
On or after 2nd annual anniversary, but prior to 3rd annual anniversary	2.00%
On or after 3rd annual anniversary, but prior to 5th annual anniversary	1.00%
On or after 5th annual anniversary	0.00%

provided, however, this Prepayment Fee less any unamortized transaction costs shall be refunded to Borrower if there is no Default or Event of Default under the Agreement and within one hundred and twenty (120) days of such prepayment, (i) Lender is afforded the opportunity to provide the financing with respect to a replacement aircraft, which has an appraised fair market value that meets Lender’s then existing loan to value guidelines and is otherwise acceptable to Lender, in its sole and absolute discretion, (ii) the amount of the financing requested by Borrower for the replacement aircraft is equal to or greater than the principal that was prepaid, and (iii) Lender provides such financing.  Notwithstanding the foregoing, Borrower agrees that nothing herein shall constitute a commitment by Lender to provide, and that Lender is under no obligation to provide, any financing with respect to any replacement aircraft, and that any new financing will be based on terms and conditions and credit criteria then currently acceptable to Lender.
This Note evidences Obligations incurred under the Agreement and is secured by the Collateral described in the Agreement. This Note is subject to the terms and conditions set forth in the Agreement.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. The Lender may extend the time of payment of this Agreement, postpone the enforcement hereof, accept partial payment of the amount due under the terms of the note, and/or grant any other indulgences whatsoever, without affecting or diminishing the Lender's right of recourse against the Borrower, which right is hereby expressly reserved. The failure to assert any right by the Lender shall not be deemed a waiver thereof.

THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

[EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized representative as of the day and year first above written.

Borrower:
WWE JET SERVICES, INC.

By:    /s/ George A. Barrios

Name:    George A. Barrios

Title:    Chief Financial Officer

[EXECUTION PAGE OF PROMISSORY NOTE]

SCHEDULE A

Date	Payment	Date	Payment	Date	Payment
9/7/2013	$405,548.82	1/7/2016	$405,548.82	5/7/2018	$405,548.82
10/7/2013	$405,548.82	2/7/2016	$405,548.82	6/7/2018	$405,548.82
11/7/2013	$405,548.82	3/7/2016	$405,548.82	7/7/2018	$405,548.82
12/7/2013	$405,548.82	4/7/2016	$405,548.82	8/7/2018	$405,548.82
1/7/2014	$405,548.82	5/7/2016	$405,548.82	9/7/2018	$405,548.82
2/7/2014	$405,548.82	6/7/2016	$405,548.82	10/7/2018	$405,548.82
3/7/2014	$405,548.82	7/7/2016	$405,548.82	11/7/2018	$405,548.82
4/7/2014	$405,548.82	8/7/2016	$405,548.82	12/7/2018	$405,548.82
5/7/2014	$405,548.82	9/7/2016	$405,548.82	1/7/2019	$405,548.82
6/7/2014	$405,548.82	10/7/2016	$405,548.82	2/7/2019	$405,548.82
7/7/2014	$405,548.82	11/7/2016	$405,548.82	3/7/2019	$405,548.82
8/7/2014	$405,548.82	12/7/2016	$405,548.82	4/7/2019	$405,548.82
9/7/2014	$405,548.82	1/7/2017	$405,548.82	5/7/2019	$405,548.82
10/7/2014	$405,548.82	2/7/2017	$405,548.82	6/7/2019	$405,548.82
11/7/2014	$405,548.82	3/7/2017	$405,548.82	7/7/2019	$405,548.82
12/7/2014	$405,548.82	4/7/2017	$405,548.82	8/7/2019	$405,548.82
1/7/2015	$405,548.82	5/7/2017	$405,548.82	9/7/2019	$405,548.82
2/7/2015	$405,548.82	6/7/2017	$405,548.82	10/7/2019	$405,548.82
3/7/2015	$405,548.82	7/7/2017	$405,548.82	11/7/2019	$405,548.82
4/7/2015	$405,548.82	8/7/2017	$405,548.82	12/7/2019	$405,548.82
5/7/2015	$405,548.82	9/7/2017	$405,548.82	1/7/2020	$405,548.82
6/7/2015	$405,548.82	10/7/2017	$405,548.82	2/7/2020	$405,548.82
7/7/2015	$405,548.82	11/7/2017	$405,548.82	3/7/2020	$405,548.82
8/7/2015	$405,548.82	12/7/2017	$405,548.82	4/7/2020	$405,548.82
9/7/2015	$405,548.82	1/7/2018	$405,548.82	5/7/2020	$405,548.82
10/7/2015	$405,548.82	2/7/2018	$405,548.82	6/7/2020	$405,548.82
11/7/2015	$405,548.82	3/7/2018	$405,548.82	7/7/2020	$405,548.82
12/7/2015	$405,548.82	4/7/2018	$405,548.82	8/7/2020	$405,548.82